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                                                                      EXHIBIT 10

                       THIRD AMENDMENT TO CREDIT AGREEMENT

                  THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is made as of the 20th day of May, 2002, by and among THE LIBERTY CORPORATION (the "Borrower"), WACHOVIA BANK, N.A., as Agent (the "Agent") and a Bank.

                                R E C I T A L S:

                  The Borrower, the Agent and the Banks have entered into a certain Credit Agreement dated as of March 21, 2001, as amended (the "Credit Agreement"). Capitalized terms used in this Amendment which are not otherwise defined in this Amendment shall have the respective meanings assigned to them in the Credit Agreement.

                  The Borrower has requested the Agent and the Banks to amend the Credit Agreement to modify certain provisions of the Credit Agreement as more fully set forth herein. The Banks, the Agent and the Borrower desire to amend the Credit Agreement upon the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the Recitals and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Agent and the Banks, intending to be legally bound hereby, agree as follows:

                  SECTION 1. Recitals. The Recitals are incorporated herein by reference and shall be deemed to be a part of this Amendment.

                  SECTION 2. Amendments. The Credit Agreement is hereby amended as set forth in this Section 2.

                  SECTION 2.1 Amendments to Definitions. The following definitions are hereby amended and restated in their entirety to read as follows:

                           "Consolidated EBIT" for any period means the sum of
                  (i) Consolidated Net Income for such period; (ii) Consolidated Interest Expense for such period; (iii) taxes on income of the Borrower and its Consolidated Subsidiaries for such period to the extent deducted in determining Consolidated Net Income for such period; (iv) non-cash charges to the extent of $48,000,000 incurred during the Fiscal Quarter ending March 31, 2002, related to the adoption by the Borrower of Financial Accounting Statement Board Statement No. 142, (v) losses from Permitted Investments of Borrower and its Consolidated Subsidiaries; and (vi) non-cash non-recurring charges or losses, if any of the Borrower and its Consolidated Subsidiaries for such period, minus the sum of (a) non-cash non-recurring gains, if any of the Borrower and its Consolidated Subsidiaries for such period, (b) interest income of the Borrower and its Consolidated Subsidiaries for such period, and (c) income from Permitted Investments of the Borrower and its Consolidated Subsidiaries. In determining Consolidated EBIT for any period, any Consolidated Subsidiary acquired during such period by the Borrower or any other Consolidated Subsidiary shall be included on a pro forma, historical basis as if it had been a Consolidated Subsidiary for the entire period.

                           "Consolidated EBITDA" for any period means the sum of
                  (i) Consolidated Net Income for such period; (ii) Consolidated Interest Expense for such period, (iii) taxes on income of the Borrower and its Consolidated Subsidiaries for such period to the extent deducted in determining Consolidated Net Income for such period, (iv) Depreciation for such period, (v) amortization of intangible assets of the Borrower and its Consolidated Subsidiaries for such period, (vi) non-cash charges to the extent of $48,000,000 incurred during the Fiscal Quarter ending March 31, 2002, related to the adoption by the Borrower


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                                                                      EXHIBIT 10

                  of Financial Accounting Statement Board Statement No. 142,
                  (vii) losses from Permitted Investments of Borrower and its Consolidated Subsidiaries, and (viii) non-cash non-recurring charges or losses, if any of the Borrower and its Consolidated Subsidiaries for such period, minus the sum of (a) non-cash non-recurring gains, if any of the Borrower and its Consolidated Subsidiaries for such period, (b) interest income of the Borrower and its Consolidated Subsidiaries for such period, (c) income from Permitted Investments of the Borrower and its Consolidated Subsidiaries for such period. In determining Consolidated EBITDA for any period, any Consolidated Subsidiary acquired during such period by the Borrower or any other Consolidated Subsidiary shall be included on a pro forma, historical basis as if it had been a Consolidated Subsidiary for the entire period.

                           "Permitted Investment" means any investment by the
                  Borrower or any Subsidiary made after the Closing Date to the extent the aggregate cost of investments so made does not (a) during the period between the Closing Date and December 31, 2001 does not exceed $50,000,000 and (b) after December 31, 2001 does not exceed $75,000,000.

                           "Termination Date" shall mean May 19, 2003, as such
                  date may be extended from time to time in accordance with
                  Section 2.05(b).

                  SECTION 2.2 Amendment to Section 5.01. Section 5.01(b) is hereby amended and restated in its entirety to read as follows:

                           (a) as soon as available and in any event within 60 days after the end of each Fiscal Quarter, a consolidated balance sheet and the consolidating balance sheets of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated and consolidating statements of income and consolidated statements of cash flows for such quarter and for the portion of the Fiscal Year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Borrower;

                  SECTION 2.3 Amendment to Section 5.05. Section 5.05 of the Credit Agreement is amended and restated in its entirety to read as follows:

                           SECTION 5.05 Restricted Payments. The Borrower will
                  not declare or make any Restricted Payment if the amount of such Restricted Payment, when aggregated with all other Restricted Payments made after December 31, 2001, would exceed the sum of (a) $100,000,000 plus (b) fifty percent (50%) of cumulative Net Income (excluding non-cash charges to the extent of $48,000,000 incurred during the Fiscal Quarter ending March 31, 2002, related to the adoption by the Borrower of Financial Accounting Statement Board Statement No. 142) of the Borrower for all fiscal periods beginning January 1, 2002; provided that: (i) in no event shall the Borrower declare or make any Restricted Payment if after giving effect to the payment of any such Restricted Payment, a Default shall have occurred and be continuing; and (ii) for purposes of this
                  Section 5.05 only, Net Income shall be determined without regard to any effect on Net Income resulting solely from any treatment of post-retirement benefits of the Borrower and its Consolidated Subsidiaries required by Financial Accounting Standards Board Statement No. 106.


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                                                                      EXHIBIT 10

                  SECTION 3. Conditions to Effectiveness. The effectiveness of this Amendment and the obligations of the Banks hereunder are subject to the following conditions, unless the Required Banks waive such conditions:

                           (a) receipt by the Agent from each of the parties hereto of a duly executed counterpart of this Amendment signed by such party;

                           (b) the fact that the representations and warranties of the Borrower contained in Section 5 of this Amendment shall be true on and as of the date hereof.

                  SECTION 4. No Other Amendment. Except for the amendment set forth above, the text of the Credit Agreement shall remain unchanged and in full force and effect. This Amendment is not intended to effect, nor shall it be construed as, a novation. The Credit Agreement and this Amendment shall be construed together as a single agreement. Nothing herein contained shall waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Credit Agreement, except as herein amended, nor affect nor impair any rights, powers or remedies under the Credit Agreement as hereby amended. The Banks and the Agent do hereby reserve all of their rights and remedies against all parties who may be or may hereafter become secondarily liable for the repayment of the Notes. The Borrower promises and agrees to perform all of the requirements, conditions, agreements and obligations under the terms of the Credit Agreement, as heretofore and hereby amended, the Credit Agreement, as amended, being hereby ratified and affirmed. The Borrower hereby expressly agrees that the Credit Agreement, as amended, is in full force and effect.

                  SECTION 5. Representations and Warranties. The Borrower hereby represents and warrants to each of the Banks as follows:

                  (a) No Default or Event of Default, nor any act, event, condition or circumstance which with the passage of time or the giving of notice, or both, would constitute an Event of Default, under the Credit Agreement or any other Loan Document has occurred and is continuing unwaived by the Banks on the date hereof.

                  (b) The Borrower has the power and authority to enter into this Amendment and to do all acts and things as are required or contemplated hereunder, or thereunder, to be done, observed and performed by it.

                  (c) This Amendment has been duly authorized, validly executed and delivered by one or more authorized officers of the Borrower and constitute legal, valid and binding obligations of the Borrower enforceable against it in accordance with their terms, provided that such enforceability is subject to general principles of equity.

                  (d) The execution and delivery of this Amendment and the Borrower's performance hereunder do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower, nor be in contravention of or in conflict with the articles of incorporation or bylaws of the Borrower, or the provision of any statute, or any judgment, order or indenture, instrument, agreement or undertaking, to which the Borrower is party or by which the Borrower's assets or properties are or may become bound.

                  SECTION 6. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

                  SECTION 7. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Georgia.

                  SECTION 8. Effective Date. This Amendment shall be effective as of May 20, 2002.


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                                                                      EXHIBIT 10

                            [Signature Page Follows]

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered, or have caused their respective duly authorized officers or representatives to execute and deliver, this Amendment as of the day and year first above written.

                                    BORROWER:

                                    THE LIBERTY CORPORATION



                                    By:                                  (SEAL)
                                         --------------------------------------
                                    Title:
                                            -----------------------------------

                                    WACHOVIA BANK, N.A., as Agent and a Bank



                                    By:                                  (SEAL)
                                         --------------------------------------
                                    Title:
                                            -----------------------------------

                               [End of Signatures]


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